UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	75-1072796
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.95% Notes due 2022	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220385

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 5.95% Notes due 2022 (the “Notes”) of Capital Southwest Corporation, a Texas corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “CSWCL.” As of December 15, 2017, the Registrant has sold and issued $50,000,000 in aggregate principal amount of the Notes and granted an option to the underwriters to purchase up to an additional $7,500,000 in aggregate principal amount of the Notes.

For a description of the Notes, reference is made to (i) the information set forth under the heading “Description of our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (Registration No. 333-220385) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on October 23, 2017 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information set forth under the heading “Description of the Notes” in the Registrant’s prospectus supplement dated December 12, 2017, as filed with the Commission on December 13, 2017 pursuant to Rule 497 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Incorporation, dated April 19, 1961, including amendments dated June 30, 1969, July 21, 1987, April 23, 2007 and July 15, 2013.(1)

3.2	Second Amended and Restated Bylaws.(2)

4.1	Indenture, dated October 23, 2017, between Capital Southwest Corporation and U.S. Bank National Association, Trustee.(3)

4.2	First Supplemental Indenture, dated December 15, 2017, relating to the 5.95% Notes due 2022, between Capital Southwest Corporation and U.S. Bank National Association, Trustee.(4)

4.3	Form of 5.95% Note due 2022.(5)

(1)	Incorporated by reference to Exhibit (a) to the Registration Statement on Form N-2 (File No. 333-220385) filed on September 8, 2017.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q (File No. 814-00061) filed on November 7, 2017.
(3)	Incorporated by reference to Exhibit (d)(2) to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-220385) filed on October 23, 2017.
(4)	Incorporated by reference to Exhibit (d)(4) to the Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-220385) filed on December 15, 2017.
(5)	Incorporated by reference to Exhibit (d)(5) to the Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-220385) filed on December 15, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL SOUTHWEST CORPORATION
(Registrant)

Date: December 15, 2017	By:	/s/ Bowen S. Diehl
	Name:	Bowen S. Diehl
	Title:	President and Chief Executive Officer